                                                                   Exhibit 10.65

                          ZOOM GROUP LLC, AS LANDLORD,

                                       AND

                    SATCON TECHNOLOGY CORPORATION, AS TENANT

                               DATED MAY 12, 2004

                             BASIC LEASE INFORMATION


Lease Date:                 May 12, 2004

Tenant:                                  Satcon Technology Corporation, a
                            Delaware Corporation.

Landlord:                                ZOOM GROUP LLC, a Massachusetts
                            limited liability company

Premises:                                Approximately 27,894 rentable square
                            feet (the "Premises Rentable Area") on the sixth
                            (6th) floor of the building currently known as Section A of Building 114 (the "BUILDING"), and whose street address is 27 Drydock Avenue, Boston, Massachusetts. The Premises are outlined on the plan attached to the Lease as EXHIBIT A. The land on which the Building is located (the "LAND") is described on EXHIBIT B. The term "Building" includes the Land and the driveways, parking facilities, and similar improvements on the Land. Landlord and Tenant stipulate that the number of rentable square feet in the Premises set forth above shall be binding upon them. Tenant also has a right to thirteen (13) parking places on or adjacent to the Building grounds.

Term:                                         Eighty-four (84) months,
                            commencing on July 15, 2004 (the "COMMENCEMENT DATE") and ending at 5:00 p.m. on July 31, 2011, subject to adjustment and earlier termination as provided in the Lease. Tenant shall have the option to extend the Lease for two additional terms of five
                            (5) years each, subject to Lease terms.

Basic Rent:                              Basic Rent shall be the following
                            amounts for the following periods of time:

                                 LEASE MONTH                  MONTHLY BASIC RENT
                                 -----------                  ------------------
                                 1 -12                                  $ 11,231
                                 13-24                                  $ 11,864
                                 25-36                                  $ 12,471
                                 37-48                                  $ 13,108
                                 49-60                                  $ 13,777
                                 61-72                                  $ 14,199
                                 73-84                                  $ 14,633
                                 85-96                                  $ 15,356

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                            As used herein, the term "LEASE MONTH" shall mean
                            each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

                            Notwithstanding anything to the contrary above, Basic Rent in the amount of $11,231 is waived for Lease Months one and two and Basic Rent in the amount of $3,843 is waived for Lease Months three through eleven, inclusive.

Security Deposit:                $34,000 pursuant to Section 6 herein.

Building Rentable Area:     Represented by Landlord to be 280,562 square feet.


Rent:                                         Basic Rent, Tenant's Proportionate
                            Share of Taxes, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease. Landlord's good faith estimate of Additional Rent, as hereinafter defined in Section 4(b), for the fiscal year at the commencement of this lease shall be equal to $811,021 equal to $2.89 per square foot of Building Rentable Area.

Tenant's
Proportionate Share:             10.46 percent which is the percentage  obtained
                            by dividing the Premises Rentable Area by 95% of the Building Rentable Area.

Permitted Use:                        Corporate  headquarters,  energy testing
                            laboratory, machining and manufacture of motors, energy products and associated operations.

Initial Liability
Insurance Amount:           $3,000,000.00

Tenant's Address:           Prior to Commencement Date:    Following Commencement Date:
                            --------------------------     ----------------------------
                            SatCon Technology              SatCon Technology
                            Corporation                    Corporation
                            161 First Street               Suite 601
                            Cambridge MA 02142             27 Drydock Avenue
                            Attn: General Counsel  Boston, MA  02210
                                                           Attn: General Counsel

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Landlord's Address:         For All Notices:
                            ---------------
                            Zoom Group LLC
                            c/o North Star Management
                            27 Drydock Ave.
                            Boston MA. 02210
                            Tel. 617.428.0008
                            Fax. 617.428.0009
                            Email info@nstarm.com

Broker:                     None


The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

                               LANDLORD:


                               ZOOM GROUP LLC, A MASSACHUSETTS LIMITED LIABILITY COMPANY


                                    By:   /s/ Jeff Wallace
                                       -----------------------------------------
                                       Jeff Wallace, its Manager

                               TENANT:
                               Satcon Technology Corporation, a Delaware
                                      Corporation.


                               By:  /s/ David B. Eisenhaure
                                  ----------------------------------------------
                                  David B. Eisenhaure, its President and Chief
                                  Executive Officer

TABLE OF CONTENTS
-----------------

                                                                                                            PAGE
1.         DEFINITIONS AND BASIC PROVISIONS                                                                    7
2.         LEASE GRANT                                                                                         7
3.         TERM                                                                                                7
4.         RENT                                                                                                8
     (a)   PAYMENT                                                                                             8
     (b)   OPERATING COSTS; TAXES, ELECTRICITY.                                                                8
     (c)   BILLING FOR ELECTRICITY                                                                            10
5.         DELINQUENT PAYMENT; HANDLING CHARGES                                                               10
6.         SECURITY DEPOSIT                                                                                   10
7.         LANDLORD'S OBLIGATIONS                                                                             12
     (a)   SERVICES                                                                                           12
     (b)   EXCESS UTILITY USE                                                                                 12
     (c)   RESTORATION OF SERVICES; ABATEMENT                                                                 13
8.         IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.                                                   13
     (a)   IMPROVEMENTS; ALTERATIONS                                                                          13
     (b)   REPAIRS; MAINTENANCE                                                                               13
     (c)   PERFORMANCE OF WORK                                                                                14
     (d)   MECHANIC'S LIENS                                                                                   14
9.         USE                                                                                                14
10.        ASSIGNMENT AND SUBLETTING                                                                          15
     (a)   TRANSFERS                                                                                          15
     (b)   CONSENT STANDARDS                                                                                  15
     (c)   REQUEST FOR CONSENT                                                                                15
     (d)   CONDITIONS TO CONSENT                                                                              15
     (e)   CANCELATION                                                                                        16
     (f)   ADDITIONAL COMPENSATION                                                                            16
     (g)   PERMITTED TRANSFERS                                                                                16
11.        INSURANCE; WAIVERS; SUBROGATION; INDEMNITY                                                         17
     (a)   INSURANCE                                                                                          17
     (b)   WAIVER OF NEGLIGENCE; NO SUBROGATION                                                               17
     (c)   INDEMNITY                                                                                          17
12.        SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE                                          18
     (a)   SUBORDINATION                                                                                      18
     (b)   ATTORNMENT                                                                                         18
     (c)   NOTICE TO LANDLORD'S MORTGAGEE                                                                     18
     (d)   LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS.                                                      18
13.        RULES AND REGULATIONS                                                                              19
14.        CONDEMNATION                                                                                       19
     (a)   TOTAL TAKING                                                                                       19
     (b)   PARTIAL TAKING - TENANT'S RIGHTS                                                                   19
     (c)   PARTIAL TAKING - LANDLORD'S RIGHTS                                                                 19
     (d)   AWARD                                                                                              20
15.        FIRE OR OTHER CASUALTY                                                                             21
     (a)   REPAIR ESTIMATE                                                                                    21
     (b)   LANDLORD'S AND TENANT'S RIGHTS                                                                     21
     (c)   LANDLORD'S RIGHTS                                                                                  21
     (d)   REPAIR OBLIGATION                                                                                  21
16.        PERSONAL PROPERTY TAXES                                                                            21

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
17.        EVENTS OF DEFAULT                                                                                  22
18.        REMEDIES                                                                                           22
19.        PAYMENT BY TENANT; NON-WAIVER                                                                      24
     (a)   PAYMENT BY TENANT                                                                                  24
     (b)   NO WAIVER                                                                                          24
20.        LANDLORD'S LIEN                                                          ERROR! BOOKMARK NOT DEFINED.
21.        SURRENDER OF PREMISES                                                                              24
22.        HOLDING OVER                                                                                       25
23.        CERTAIN RIGHTS RESERVED BY LANDLORD                                                                25
24.        SUBSTITUTION SPACE                                                       ERROR! BOOKMARK NOT DEFINED.
25.        MISCELLANEOUS                                                                                      26
     (a)   LANDLORD TRANSFER                                                                                  26
     (b)   LANDLORD'S LIABILITY                                                                               26
     (c)   FORCE MAJEURE                                                                                      26
     (d)   BROKERAGE                                                                                          26
     (e)   ESTOPPEL CERTIFICATES                                                                              26
     (f)   NOTICES                                                                                            26
     (g)   SEPARABILITY                                                                                       27
     (h)   AMENDMENTS; AND BINDING EFFECT                                                                     27
     (i)   QUIET ENJOYMENT                                                                                    27
     (j)   NO MERGER                                                                                          27
     (k)   NO OFFER                                                                                           27
     (l)   ENTIRE AGREEMENT                                                                                   27
     (m)   WAIVER OF JURY TRIAL                                                                               28
     (n)   GOVERNING LAW                                                                                      28
     (o)   JOINT AND SEVERAL LIABILITY                                                                        28
     (p)   FINANCIAL REPORTS                                                                                  28
     (q)   LANDLORD'S FEES                                                                                    28
     (r)   TELECOMMUNICATIONS                                                                                 28
     (s)   CONFIDENTIALITY                                                                                    29
     (t)   HAZARDOUS MATERIALS                                                                                29
     (u)   LIST OF EXHIBITS                                                                                   29
     (v)   TIME OF ESSENCE                                                                                    30
     (w)   EDIC LEASE                                                                                         30
     (x)   CONSENT OF EDIC                                                                                    30
26.        OTHER PROVISIONS                                                                                   30

                                      LEASE

     THIS LEASE AGREEMENT (this "LEASE") is entered into as of May ___, 2004, by and between ZOOM GROUP LLC, a Massachusetts limited liability company ("LANDLORD"), and Satcon Technology Corporation, a Delaware corporation ("TENANT").

     1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of loadbearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Building's HVAC, lifesafety, plumbing, electrical, and mechanical systems; "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants of record affecting the Property, and "LAW" shall mean any of the foregoing; "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means including, without limitation.

     2. LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and the right to use common areas of the Building.

     3. TERM. This Lease shall commence on July 15, 2004 (the "Commencement Date") and remain in force and effect, subject to the parties rights and obligations set forth herein, for an initial term of eighty-four (84) months, ending July 31, 2011; the Tenant may renew this Lease for two additional terms of five (5) years each, subject to the requirements herein. The Premises are to be delivered to the Tenant on the Commencement Date." If the Premises are not delivered to Tenant on the Commencement Date, then (a) Tenant's obligation to pay Basic Rent and Additional Rent (as defined in Section 4) shall be waived until Landlord tenders possession of the Premises vacant to Tenant, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy unless Tenant notifies Landlord of a defect or deficiency in the condition of the premises within thirty (30) days of occupancy. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested the same, an amendment substantially in the form of EXHIBIT E hereto confirming the Commencement Date and the expiration date of the

Term, that Tenant has accepted the Premises, and that Landlord has performed all of its obligations with respect to the delivery of the Premises.

     4.   RENT.

          (a) PAYMENT. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease, without notice, deduction or set off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          (b)  OPERATING COSTS; TAXES, ELECTRICITY.

               (1) Tenant shall pay Tenant's Proportionate Share of the Operating Costs (defined below) ("ADDITIONAL RENT"). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as reasonably estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               (2) The term "OPERATING COSTS" shall mean all reasonable expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Building, as well as capital improvements made in order to comply with (i) any law hereafter promulgated by any governmental authority, or (ii) the EDIC Master Lease, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) annual increases, if any, in the fixed rent payable by Landlord under the EDIC Master Lease (E) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.(b); (F) insurance expenses, as required by the EDIC Master Lease or institutional mortgagee; and
(G) non-capital repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

               Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in
Section 4.(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, painting and sealing and general maintenance of the Building exterior windows and envelope as well as the parking lot, sidewalk and related elements, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;
(iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (E.G., tax disputes);
(vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below); and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

               (3) Tenant shall also pay Tenant's Proportionate Share of the Taxes (defined below) for each year and partial year falling within the Term in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "TAXES" for purposes hereof). Taxes shall include the reasonable costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

               (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs or Electrical Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Share of Additional Rent or proportionate share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               (c) BILLING FOR ELECTRICITY. If none is currently installed, Tenant shall install, at its sole cost and expense, a separate meter for electricity in the Premises. Tenant shall pay (as hereinafter described) for the use of all electrical service to the Premises. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms, and upon default in making any such payment, Landlord may pay such charges and collect the same from Tenant. In the event for any reason Tenant cannot be billed directly, Landlord shall forward each bill received with respect to the Building to Tenant of which Tenant shall pay its proportionate share (as reasonably determined by Landlord based upon either square footage or level of use) promptly and in accordance with its terms.

          5. DELINQUENT PAYMENT; HANDLING CHARGES. If payment is not received by the fifth day after the due date, all past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of the prime rate plus 2% or the maximum lawful rate of interest; additionally, if such delinquency continues for a period of five (5) days after Tenant has received written notice of non-receipt from the Landlord, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Tenant shall be entitled to one exemption per year from the interest and late charge.

          6. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 17). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

     In lieu of a cash Security Deposit, Landlord may, in it sole discretion, require Tenant to deliver, simultaneously with the execution and delivery of this Lease, an irrevocable and unconditional standby letter of credit made payable to Landlord, its successors and assigns, in the sum equal to the Security Deposit (the "LETTER OF CREDIT"), substantially in the form of the sample letter of credit attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to Landlord, drawn on a domestic commercial bank located in Boston acceptable to Landlord, which shall secure the performance by Tenant of all obligations on the part of Tenant hereunder. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the Term of this Lease so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion. It is agreed: (i) that the Letter of Credit may be drawn upon to cure any Event of Default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon Landlord's demand, Tenant shall reimburse the issuer for the amount so drawn so that the Letter of Credit will be restored to its original amount; (ii) subject to the provisions of clause
(iv) below, that the Letter of Credit may be drawn upon if the Letter of Credit has not been extended or renewed without amendment at least forty-five (45) days prior to any then-current expiration date thereof; (iii) that if the rating of the issuer of the Letter of Credit at any time drops below A, then, within sixty
(60) days of Landlord's demand, Tenant shall replace the Letter of Credit with another Letter of Credit in a form reasonably acceptable to Landlord and with an issuer with a rating of at least an A and otherwise reasonably acceptable to Landlord; Landlord may draw on the existing Letter of Credit if, after Landlord requests that Tenant replace the Letter of Credit as aforesaid, Landlord is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Landlord as provided above upon the earlier of (x) the expiration of said sixty-day period or (y) at least forty-five (45) days prior to the then-current expiration date of the Letter of Credit; (iv) if at any time, but in any event, at least sixty (60) days prior to the expiration of the Letter of Credit, Tenant may seek Landlord's consent to switch issuers of the Letter of Credit provided the prospective issuer has a rating of at least an A and is otherwise reasonably acceptable to Landlord and the new form of Letter of Credit satisfies the requirements of Landlord hereunder and is otherwise reasonably acceptable to Landlord; Landlord may draw on the existing Letter of Credit if, after Tenant requests Landlord's consent to switch issuers as aforesaid, Landlord is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Landlord in its sole and absolute discretion at least forty-five (45) days prior to the then-current expiration date of the Letter of Credit; (v) that should the Premises be conveyed by Landlord, the Letter of Credit or any portion thereof shall be assigned to Landlord's grantee, and if the same be assigned as aforesaid, Tenant shall pay for any transfer fees charged by the issuer and hereby releases Landlord from any and all liability with respect to the Letter of Credit and its application or return, and Tenant agrees to look to such grantee for such application or return, provided such grantee assumes Landlord's obligations under this Lease (including this Section 6); and (vi) that the Letter of Credit shall be returned to Tenant upon the later of (a) thirty (30) days after the expiration of the Term or any renewal or extension thereof, or (b) the date Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension thereof as provided herein and has paid Landlord all sums due and owing under this Lease.

     If Tenant initially provides Landlord with a cash Security Deposit, Tenant may replace such cash Security Deposit with a Letter of Credit in accordance with the provisions of the preceding paragraph. Upon Landlord's receipt of a Letter of Credit satisfying the terms and conditions of the preceding paragraph, Landlord shall promptly return the cash Security Deposit to Tenant.

     For the purposes of this Section 6, a rating of at least A (or its equivalent) shall mean that such issuer has a rating of at least A (or its equivalent) from two (2) of the following four (4) rating agencies: Fitch Investors Service, Moody's Investor Service, Standard & Poor's Corporation and Duff & Phelps.

     7.   LANDLORD'S OBLIGATIONS

          (a) SERVICES. Landlord shall use all reasonable efforts to furnish to Tenant on weekdays (excluding national holidays) and Saturdays: (1) water at those points of supply provided for general use of tenants of the Building; (2) heat ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) elevators, including existing freight elevators, for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (4) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party.

          (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing or additional, Landlord approved feeders and risers to or wiring in the Premises. Landlord acknowledges that it has been informed that Tenant has equipment that requires electrical power in excess of what currently exists, including additional

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electrical power equipment to be located on the roof of the Building and
Landlord agrees that such equipment shall be permitted, subject to Landlord's approval of the method of installation and electrical and building code requirements. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed at Tenant's cost, if, in Landlord's reasonable judgment, the same shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.

          (c) RESTORATION OF SERVICES; ABATEMENT. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than twenty-five (25) consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 25-day period) that Tenant is so prevented from using the Premises.

          8.   IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

               (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications that have been previously submitted to and approved in writing by Landlord, which approval shall be governed by standards in the following sentence. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Notwithstanding the above, Landlord acknowledges that certain ductwork will be required on the rear exterior of the Building (including the use of pre-existing ductwork on the rear exterior of the Building) and Landlord agrees that such equipment shall be permitted, subject to Landlord's approval of the method of installation

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and electrical and building code requirements. Landlord will be permitted to utilize the pre-existing duct, providing that such use does not interfere with Tenant's use.

               (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. Tenant shall maintain the interior surfaces of the windows including painting and sealing in accordance with standards set from time to time by Landlord, and Tenant shall seek and obtain Landlord's written consent to conduct such maintenance prior to performing the work. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Tenant shall provide Landlord within thirty (30) days following the Commencement Date (and then annually on the anniversary of the Commencement Date), with copies of any service contracts for Tenant owned HVAC equipment.

               (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.

     If Tenant's contractors or subcontractors perform the work, upon request by the Landlord, Tenant shall provide contractor's final waivers of lien covering all labors and materials included in the work in question.

               (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may take reasonable and necessary steps to remove the lien, and any reasonable amounts incurred, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

     9. USE. Tenant shall occupy and use the Premises only for the Permitted Use, and for no other purposes, and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 200 rentable square feet in the Premises. The Premises shall not be used for any use that is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials, except in accordance with all applicable laws and regulations. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     10.  ASSIGNMENT AND SUBLETTING

          (a) TRANSFERS. Except as provided in Section 10.(g), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10.(a)(1) through 10.(a)(6) being a "TRANSFER").

          (b) CONSENT STANDARDS. Subject to the provisions of Section 10.(e) hereof, Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, has a good reputation in the business community, will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

          (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

          (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

          (e) CANCELLATION. Except with respect to a Permitted Transfer under 10.(g) hereafter, Landlord may in its sole discretion, within thirty (30) days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises and the period of time proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the cancellation. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (f) ADDITIONAL COMPENSATION. Except with respect to a Permitted Transfer or in the case of the cancellation under the preceding paragraph, Tenant shall pay to Landlord, immediately upon receipt thereof, seventy-five percent (75%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (I.E., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

          (g) PERMITTED TRANSFERS. Notwithstanding Section 10. (a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

               (1)  an Affiliate of Tenant;

               (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or

               (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets so long as Tenant's obligations hereunder are assumed by the acquiring entity.

     Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements of which Tenant has received notice affecting the Premises, the Building, Landlord or other tenants of the Building. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers.

11.  INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

          (a) INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises,
(3) contractual liability insurance sufficient to cover Tenant's obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, including the obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          (b) WAIVER OF NEGLIGENCE; NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          (c) INDEMNITY. Subject to Section 11.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant's obligations under Section 25.(t), which shall be subject to the indemnity in such section) or (2) Tenant's failure to perform its obligations under this Lease, except to the extent caused by the negligence or fault of Landlord or its agents. This indemnity provision shall survive for a period of one (1) year from the termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

     12.  SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE

          (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

          (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such atornment as such party may reasonably request.

          (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1)
liable for any act or omission of any prior lessor (including Landlord); (2) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (3) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (4) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (5) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

          (e) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. The Landlord agrees to use its best efforts to have the holder of any mortgage or deed of trust granted prior to this Lease and any such primary lessor, as the case may be, including EDIC, enter into its usual nondisturbance agreement with Tenant, or, in lieu thereof, provide the Tenant with an agreement by the terms of which such holder or primary lessor agrees to recognize the rights of the Tenant under this Lease in the event of foreclosure of such mortgage or deed of trust or termination of such primary lease, respectively, so long as the Tenant is not in default hereunder.

     13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building, which are attached hereto as EXHIBIT C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     14.  CONDEMNATION.

          (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

          (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building, including that portion which includes parking for Tenant, becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, Landlord shall provide written notice thereof to Tenant within thirty (30) days after notice of such Taking or intent to make a taking. If the Premises are, in the judgment of the Tenant, no longer able to be utilized by Tenant due to the Partial Taking, then this Lease shall terminate and Rent shall be apportioned as of the date Tenant vacates the Premises. If the Landlord and Tenant agree that the Premises are able to be utilized by Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14. (b).

          (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     15.  FIRE OR OTHER CASUALTY

          (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

          (b) LANDLORD'S AND TENANT'S RIGHTS. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

          (c) LANDLORD'S RIGHTS. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay a material portion of insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

          (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

     16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

     17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

          (a) Tenant's failure to pay Rent within five (5) days after Landlord has delivered notice to Tenant that the same has not been paid; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section
17. (a) on more than two occasions during the twelve (12) month interval preceding such failure by Tenant;

          (b) Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises unless Tenant has given notice thereof to Landlord and made satisfactory arrangements with Landlord;

          (c) Tenant fails to comply with the Permitted Use set forth herein and the continuance of such failure for a period of five (5) days after Landlord has delivered to Tenant written notice thereof;

          (d) Tenant fails to provide any estoppel certificate within the time period required under Section 25.(e) and such failure shall continue for five
(5) days after written notice thereof from Landlord to Tenant;

          (e) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof; and

          (f) The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.(f), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

     18. REMEDIES. Upon an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder, take any of the following actions:

          (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term plus Landlord's estimate of aggregate expenses of reletting to the Premises, minus (B) the then present fair rental rate value of the Premises for such period;

          (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all out-of-pocket costs incurred by Landlord in reletting the Premises. The refusal or failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages, provided however, that after the termination of this Lease as a result of an Event of Default, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises), but in using such reasonable efforts, Landlord shall not be required to (i) give priority to the reletting of the Premises over the leasing of other portions of the Building, (ii) enter into a lease with any proposed tenant that does not, in Landlord's reasonable opinion, have sufficient financial resources or experience to operate the Premises in a first-class manner, or (iii) lease the Premises for a rental less than the current rental then prevailing for similar space in the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18. (b). If Landlord elects to proceed under this Section 18. (b), it may at any time elect to terminate this Lease under Section 18. (a); or

          (c) Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

     Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

     19.  PAYMENT BY TENANT; NON-WAIVER

          (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

     21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request to the extent same may be removed without damages to the Premises; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term for a period of one (1) year.

     22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 150% of the prevailing rental rate in the Building for similar space. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender.

     23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; in all such cases, Landlord shall use reasonable efforts not to interfere with Tenant's access, occupancy and use of the Premises.

          (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

          (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

     24.  [Reserved]

     25.  MISCELLANEOUS.

          (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

          (b) LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies that Tenant may have for Landlord's defaults that do not involve the personal liability of Landlord.

          (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (E.G., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than North Star Management, whose commission shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as EXHIBIT F.

          (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) sent by a nationally recognized overnight courier service, or
(3) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this

Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m) WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

          (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

          (o) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

          (p) FINANCIAL REPORTS. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent filed annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, upon promise of confidentiality, will give Landlord supporting material to enable Landlord to verify the financial statements. Landlord will not disclose any non-public aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building, but only if such persons agree in writing to maintain the confidentiality of the financial information (2) in litigation between Landlord and Tenant under an appropriate protective order, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25. (p) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

          (q) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (r) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, which consent shall not be unreasonably withheld.

          (s) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent, except as required by law. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          (t) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.(t), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.(t). This indemnity provision shall survive termination or expiration of the Lease.

          (u) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

          (v) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

               Exhibit A    -    Floor Plan of Premises
               Exhibit B    -    Legal Description of Building
               Exhibit C    -    Building Rules and Regulations

               Exhibit D    -    Tenant Finish Work: "As Is"
               Exhibit E    -    Amendment No. 1
               Exhibit F    -    Form of Tenant Estoppel Certificate
               Exhibit G    -    Sample Letter of Credit
               Exhibit H    -    Parking
               Exhibit I    -    Excerpts from Master Lease
               Exhibit J    -    Renewal Option

          (w) TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

          (x) EDIC LEASE. Landlord's interest in the Building derives from a lease (hereinafter referred to as the "MASTER LEASE") from EDIC to Landlord's predecessor in interest, Drydock Associates. This Lease shall be in all respects subject to the Master Lease, and if the Master Lease shall terminate during the Term hereof for any reason whatsoever, then this Lease shall thereupon terminate with the same force and effect as if the Term of this Lease had expired. If and to the extent that the provisions of the Master Lease are modified by agreement of Landlord and EDIC, Landlord shall notify Tenant of such modification, which shall be deemed part of the Master Lease for purposes hereof. Tenant expressly covenants and agrees not to do or permit to be done any act or thing in violation of the Master Lease or to require Landlord to do or perform any act or thing not authorized or permitted by the terms thereof. Whenever the obligations of Landlord to Tenant would depend upon the obligations of EDIC to Landlord, the maximum obligation of Landlord shall be to use reasonably diligent efforts to obtain appropriate action on the part of EDIC. Without limiting the generality of the foregoing, the parties shall comply with their respective obligations as set forth in those sections of the Master Lease attached hereto as EXHIBIT I and made a part hereof. Notwithstanding Section 17.04 of the Master Lease, Tenant shall not be entitled directly or indirectly to any share of Net Cash Flow, Net Proceeds of Sale or Net Proceeds of Financing or Refinancing, nor shall Tenant have any interest in the Occupant Trust, all as further defined and set forth in said Section. In no event shall the provisions of said Section or any other provisions of this Lease or of the Master Lease be deemed or construed as creating a partnership or joint venture between Landlord and Tenant.

          (y) CONSENT OF EDIC. Whenever Tenant makes any request that requires, either directly or as a condition of Landlord's consent, the consent of EDIC, Tenant shall pay all costs, including without limitation reasonable attorneys' fees, incurred by EDIC in connection therewith.

     26. OTHER PROVISIONS. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY

THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease Agreement to be duly executed as a Massachusetts instrument under seal as of the day and year first above written.

TENANT:
Satcon Technology Corporation, a Delaware Corporation

By:
    -----------------------------
    David B. Eisenhaure, its President and Chief Executive Officer


LANDLORD:

ZOOM GROUP LLC, a Massachusetts limited liability company

By:
    ------------------------
    Jeff Wallace, its Manager

EDIC:

For the purposes of approving this Lease:

ECONOMIC DEVELOPMENT AND INDUSTRIAL             Address:
CORPORATION OF BOSTON                           One City Hall Square, 9th
Floor
                                                Boston, MA  02201-1007
By:                                             Telecopier number: (617) 742-
    ----------------------------
4300
    Name:
    Title:

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

Sixth Floor

[FLOOR PLAN]

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF BUILDING

     A parcel of land with the building thereon situated in the South Boston District of the City of Boston, County of Suffolk, Commonwealth of Massachusetts, within the Boston Marine Industrial Park ("BMIP"), and shown as "Parcel 7, Area = 74,246 SF+/- "on a plan entitled "Plan Showing Proposed Lease Lines of Property Owned by Economic Development and Industrial Corporation of Boston, Boston (South) Massachusetts" dated August 21, 1987, by Cullinan Engineering Co., Inc., bearing the certification of Richard D. Raskin, Professional Land Surveyor, dated 10/2/87, to be recorded with Suffolk County Registry of Deeds together with the notice of this Lease (the "Plan"), the same being a portion of Parcel 3 shown on a plan entitled "Plan of Property Owned by United States of America, Department of the Army, Dry Dock Avenue, Harbor Street, Summer Street, Boston (South), Massachusetts" dated May 1983, by Cullinan Engineering Co., Inc., recorded with said Deeds Book 10440, Page 80 (the "1983 Plan"), said Parcel 7 (the "Land") being more particularly described according to the Plan as follows:

Beginning at a point on the southerly side of Dry Dock Avenue at the northwesterly corner of the parcel herein described, said point being N 88 DEG. 23' 39" E and 2284.04 feet from the intersection of said southerly line of Dry Dock Avenue with the southeasterly side line of Harbor Street;

THENCE N 88 DEG. 23' 39" E, along said southerly line of Dry Dock Avenue, a distance of 313.69 feet to a point on Dry Dock Ave. (Ext.);

THENCE running by the line of said Dry Dock Ave. (Ext.), through land of Economic Development and Industrial Corporation of Boston, on the following three (3) courses:

Southeasterly, on a curve to the right, having a radius of 96.14 feet, an arc distance of 82.93 feet, to a point of tangency;

S 01 DEG. 36' 21" E, a distance of 112.52 feet, to a point of curvature;

And southwesterly, on a curve to the right, having a radius of 31.00 feet, an arc distance of 48.69 feet, to a point of tangency on the northerly line of Black Falcon Avenue;

THENCE running S 88 DEG. 23' 39" W, along said northerly line of Black Falcon Avenue, a distance of 316.29 feet, to a point at land, now or formerly of Economic Development and Industrial Corporation of Boston;

THENCE running through land of said Economic Development and Industrial Corporation of Boston, N 01 DEG. 36' 21" W, a distance of 216.54 feet, to the point of beginning.

The above described parcel 7 contains 74,246 square feet, more or less.

     Being a portion of the premises conveyed to Economic Development and Industrial Corporation of Boston by United States of America by deed dated July 19, 1983 recorded with said Deeds Book 10440, Page 80.

                                    EXHIBIT C

                         BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

     4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

     5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

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     7.   Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord, which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

     11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance. Landlord acknowledges that it is aware that Tenant will have and use milling, grinding and other manufacturing equipment, along with a dynomometer and other testing and lab machines within the Premises and that there may be small amounts of flammables. Tenant agrees to use and store such equipment and flammables in a commercially responsible manner.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

     14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

     15. Tenant shall not conduct any activity on or about the Premises or Building that will draw pickets, demonstrators, or the like.

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     16.  All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

     17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

                                    EXHIBIT D

                            TENANT FINISH-WORK: AS-IS

     Tenant hereby accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein).

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                                    EXHIBIT E

                                 AMENDMENT NO. 1

     This Amendment No. 1 (this "AMENDMENT") is executed as of _______________, 2004 between ZOOM GROUP LLC, a Massachusetts limited liability company ("LANDLORD"), and Satcon Technology Corporation, a Massachusetts corporation ("TENANT"), for the purpose of amending the Lease Agreement between Landlord and Tenant dated _________________, 2004 (the "LEASE"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                                      AGREEMENTS

     For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

     1. CONDITION OF PREMISES. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

     2. COMMENCEMENT DATE. The Commencement Date of the Lease is ____________, 2004. If the Commencement Date set forth in the Lease is different than the date set forth in the preceding sentence, then the Commencement Date as contained in the Lease is amended to be the Commencement Date set forth in the preceding sentence.

     3. EXPIRATION DATE. The Term is scheduled to expire on ______________, 2011, exclusive of any renewal options. If the scheduled expiration date of the initial Term as set forth in the Lease is different than the date set forth in the preceding sentence, then the scheduled expiration date as set forth in the Lease is hereby amended to the expiration date set forth in the preceding sentence.

     4. CONTACT NUMBERS. Tenant's telephone number in the Premises is ___________. Tenant's telecopy number in the Premises is


     5. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

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     6.   BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

     7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     Executed as of the date first written above.

                                       TENANT:
                                       Satcon Technology Corporation, a Delaware
                                                    Corporation.


                                       By:
                                          --------------------------------------
                                          David B. Eisenhaure, its President and
                                          Chief Executive Officer

                                       LANDLORD:

                                       ZOOM GROUP LLC, A MASSACHUSETTS
                                       LIMITED LIABILITY COMPANY

                                       By:
                                          --------------------------------------
                                            Jeff Wallace, Its Manager

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                                    EXHIBIT H

                                     PARKING

Tenant shall have the exclusive right to use five (5) reserved parking spots on the building grounds and the non-exclusive right to use eight (8) number of parking spaces on the building grounds both at the market rate for such spaces which at Lease Commencement was $100 for reserved spaces and $100 for non-reserved spaces (the "base rates"). Tenant may request additional spaces from time to time on a monthly basis and Landlord shall provide such spaces, if available, at its then market rate. The cost of parking spaces on the building grounds may not increase more than 5% per year from the base rates. As a tenant within the Boston Marine Industrial Park, tenant has access to the parking garage within the Park at its customary rates.

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